UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2006

ISLE OF CAPRI CASINOS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1641 Popps Ferry Road, Biloxi, Mississippi (Address of principal executive offices)	39532 (Zip Code)

(228) 396-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
    On February 14, 2006, the Company announced that it had entered into a definitive purchase agreement (the “Purchase Agreement”) dated February 13, 2006 with Legends Gaming, LLC, Legends Gaming of Mississippi, LLC, Legends Gaming of Louisiana-1, LLC, Legends Gaming of Louisiana-2, LLC and certain subsidiaries of the Company. Pursuant to the terms and conditions of the Purchase Agreement, the Company agreed to sell the Company's properties in Bossier City, Louisiana and Vicksburg, Mississippi to privately owned Legends Gaming, LLC for $240 million cash, subject to certain purchase price adjustments.

    A copy of the announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.  A copy of the Purchase Agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Notification dated February 14, 2006
99.2	Purchase Agreement dated February 13, 2006

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.
Date: February 16, 2006	By:	/s/ Donn Mitchell
	Name:	Donn Mitchell
	Title:	Senior Vice President and Chief Financial Officer